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                                                                    EXHIBIT 3.29


                           ARTICLES OF INCORPORATION
                                       OF
                              LIVINGSTON WCI, INC.
                              --------------------


      The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. NAME
                                ---------------

      The name of the corporation shall be Livingston WCI, Inc. The principal place of business of this corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134.

                         ARTICLE II. NATURE OF BUSINESS
                         ------------------------------

      This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK
                           --------------------------

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One Thousand (1,000) shares of common stock having One Cent ($0.01) par value per share.

                    ARTICLE IV. REGISTERED OFFICE AND AGENT
                    ---------------------------------------

      The street address of the initial registered office of the corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                          ARTICLE V. TERM OF EXISTENCE
                          ----------------------------

      This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS
                             ---------------------

      This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:

Jerry L. Starkey                    24301 Walden Center Drive
                                    Bonita Springs, Florida 34134

James P. Dietz                      24301 Walden Center Drive
                                    Bonita Springs, Florida 34134

Michael R. Greenberg                24301 Walden Center Drive
                                    Bonita Springs, Florida 34134



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                         ARTICLE VII. SOLE INCORPORATOR

     The name and street address of the sole incorporator is:

     James D. Cullen               24301 Walden Center Drive
                                   Bonita Springs, Florida 34134

The rights and interests of the Incorporator shall automatically terminate when these Articles are filed with the Secretary of State.

                         ARTICLE VIII. INDEMNIFICATION

     This corporation shall indemnify each officer and director to the full extent permitted by law.

     IN WITNESS WHEREOF, THE UNDESIGNED, as Incorporator, hereby executes these Articles of Incorporation on the 21st day of June, 2000.


                                             /s/ JAMES D. CULLEN
                                             -----------------------------------
                                             James D. Cullen, Incorporator


STATE OF FLORIDA
COUNTY OF LEE

     BEFORE ME, the undersigned authority, personally appeared James D. Cullen, known to me and known by me to be the person described in and who executed the foregoing and who acknowledged before me that she executed the same for the uses and purposes therein expressed. She is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid, this 21st day of June, 2000.


                                             /s/ CARIN A. RUPP
                                             ----------------------------------
                                             Notary Public
                              [SEAL]         Carin A. Rupp
                                             Commission No. CC 751157
                                             My Commission Expires 12/8/00


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     Having been named to accept service of process for the above stated
corporation, at the place designated in this Certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                                        /s/ VIVIEN N. HASTINGS
                                                        ------------------------
                                                        Vivien N. Hastings

                                                        Date: June 21,2000


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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              LIVINGSTON WCI, INC.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is hereby changed from
LIVINGSTON WCI, INC. to LIVINGSTON NAPLES, INC.

     SECOND:   This Amendment was adopted and shall become effective on June
26, 2000.

     THIRD:    This amendment was approved by WCI Communities, Inc., the sole shareholder of the undersigned corporation.

     Signed this 26th day of June, 2000.

                                        LIVINGSTON WCI, INC.


                                        By: /s/ JAMES D. CULLEN
                                            ------------------------------------
                                            James D. Cullen
                                            Vice President